    As filed with the Securities and Exchange Commission on June 23, 1998.
                          Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            COMMERCE BANCORP, INC.
            (Exact name of Registrant as specified in its charter)

          New Jersey                                Commerce Atrium                                       22-2433468
(State or other jurisdiction of                    1701 Route 70 East                                   (I.R.S. Employer
incorporation or organization)                Cherry Hill, New Jersey  08034-5400                        Identification
                                    (Address of Principal Executive Offices) (Zip Code)                       Number)


                            COMMERCE BANCORP, INC.
                        1997 EMPLOYEE STOCK OPTION PLAN
                          1998 STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS
                           (Full title of the plans)

                             C. Edward Jordan, Jr.
                           Executive Vice-President
                                Commerce Atrium
                            Commerce Bancorp, Inc.
                              1701 Route 70 East
                      Cherry Hill, New Jersey 08034-5400
                                (609) 751-9000
                    (Name, address, including zip code and
                    telephone number, including area code,
                             of agent for service)

                         Copies of Communications to:
                         Lawrence R. Wiseman, Esquire
                       Blank Rome Comisky & McCauley LLP
                               One Logan Square
                       Philadelphia, Pennsylvania 19103
                                (215) 569-5549

                        CALCULATION OF REGISTRATION FEE

                                                                Proposed                  Proposed
                                                                 maximum                   maximum
       Title of securities            Amount to be           offering price               aggregate              Amount of
        to be registered              registered(1)             per share              offering price        registration fee
       -------------------            -------------          --------------           ---------------        ----------------
Common Stock, par value                 3,025,000              $51.94(2)              $157,118,500(2)           $46,350
$1.5625 per share

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of shares as may be issued pursuant to stock splits, stock dividends and certain anti-dilution provisions contained in the Plans.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price per share is an average based upon (i) an exercise price of $44.41 per share for previously granted options to purchase 605,745 shares, (ii) an exercise price of $50.15 per share for previously granted options to purchase 105,000 shares, (iii) an exercise price of $24.50 per share for previously granted options to purchase 13,166 shares and (iv) the average high and low sale prices of Commerce Bancorp, Inc. Common Stock, as reported on the New York Stock Exchange on June 18, 1998 for the remaining 2,301,089 currently unissued options.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Commerce Bancorp, Inc. 1997 Employee Stock Option Plan and 1998 Stock Option Plan for Non-Employee Directors (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Commerce Bancorp, Inc., Commerce Atrium, 1701 Route 70 East, Cherry Hill, New Jersey 08034, Attention: C. Edward Jordan, Jr., Executive Vice-President, telephone number (609) 751-9000

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Registrant and the Plans hereby incorporate by reference in this Registration Statement the following documents filed with the Commission:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above including, but not limited to, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

         (c) The description of the Company's Common Stock which is incorporated by reference in the Company's Registration Statement on Form S-4 (File No. 333-16263) filed with the Commission on November 15, 1996, and all amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Jack R Bershad, a partner in Blank Rome Comisky & McCauley LLP, is a director of the Company and certain of its subsidiaries. Mr. Bershad and certain other partners of Blank Rome Comisky & McCauley LLP are shareholders of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 14A:3-5 of the New Jersey Business Corporation Act provides, in substance, that New Jersey corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         Article VI of the Company's By-laws provides for indemnification to the fullest extent permitted by Section 14A:3-5.

         The Company has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Company and its stockholders, in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.              Description
-----------              -----------
   5.1                   Opinion of Blank Rome Comisky & McCauley LLP.

  10.1                   Commerce Bancorp, Inc. 1997 Employee Stock Option
                           Plan.

  10.2                   Commerce Bancorp, Inc. 1998 Stock Option Plan for Non-
                           Employee Directors.

  23.1                   Consent of Blank Rome Comisky & McCauley LLP
                           (included in Exhibit 5.1).

  23.2                   Consent of Ernst & Young LLP.

  24.1                   Power of Attorney (included on signature page).

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on this 22nd day of June, 1998.

                             COMMERCE BANCORP, INC.

                             By: /s/Vernon W. Hill, II
                                 ----------------------------------
                                 Vernon W. Hill, II,
                                 Chairman of the Board and President

         Each person whose signature appears below hereby authorizes Vernon W. Hill, II or C. Edward Jordan, Jr. to file one or more Amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as Vernon W. Hill, II or C. Edward Jordan, Jr. deem appropriate, and each person whose signature appears below, individually and in each capacity stated below hereby appoints Vernon W. Hill, II or C. Edward Jordan, Jr. as attorney-in-fact to execute in his name and on his behalf any such Amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.










                      [SIGNATURES CONTINUED ON NEXT PAGE]


                 SIGNATURE                                 Capacity                           Date
-------------------------------------------   -----------------------------------   ------------------------
/s/ Vernon W. Hill, II                        Chairman of the Board,                     June 22, 1998
---------------------------------             President and Director
Vernon W. Hill, II                            (Principal Executive Officer)

/s/ C. Edward Jordan, Jr.                     Executive Vice President and               June 22, 1998
--------------------------------              Director (Principal Financial
C. Edward Jordan, Jr.                         and Accounting Officer)

/s/ Robert C. Beck                            Secretary and Director                     June 22, 1998
-----------------------------------
Robert C. Beck

/s/ David Baird, IV                           Director                                   June 22, 1998
-----------------------------------
David Baird, IV

/s/ Jack R Bershad                            Director                                   June 22, 1998
-----------------------------------
Jack R Bershad

/s/ Morton N. Kerr                            Director                                   June 22, 1998
----------------------------------
Morton N. Kerr

/s/ Steven M. Lewis                           Director                                   June 22, 1998
---------------------------------
Steven M. Lewis

/s/ Daniel J. Ragone                          Director                                   June 22, 1998
----------------------------------
Daniel J. Ragone

/s/ William A. Schwartz, Jr.                  Director                                   June 22, 1998
------------------------------
William A. Schwartz, Jr.

/s/ Joseph T. Tarquini, Jr.                   Director                                   June 22, 1998
--------------------------------
Joseph T. Tarquini, Jr.

/s/ Joseph E. Buckelew                        Director                                   June 22, 1998
-------------------------------
Joseph E. Buckelew

/s/ Frank C. Videon, Sr.                      Director                                   June 22, 1998
--------------------------------
Frank C. Videon, Sr.

                                EXHIBIT INDEX


*Exhibit No.                                Description
------------                                -----------

 5.1          Opinion of Blank Rome Comisky & McCauley LLP

10.1          Commerce Bancorp, Inc. 1997 Employee Stock Option Plan

10.2          Commerce Bancorp, Inc. 1998 Stock Option Plan for Non-Employee
              Directors

23.2          Consent of Ernst & Young LLP

------------------
* All Exhibits are filed herewith electronically.